                                CREDIT AGREEMENT

                                   dated as of

                                October __, 1997

                                     between

                              STACEY'S BUFFET, INC.

                                       and

                                STAR BUFFET, INC.

                                        ARTICLE I

                                       DEFINITIONS

Section 1.1.   Definitions.......................................................................1
Section 1.2.   Accounting Terms and Determinations...............................................8
Section 1.3.   References........................................................................8
Section 1.4.   Use of Defined Terms..............................................................8
Section 1.5.   Terminology.......................................................................9

                                        ARTICLE II

                                        THE CREDIT

Section 2.1.   Loans.............................................................................9
Section 2.2.   Miscellaneous Matters.............................................................9
Section 2.3.   Note; Maturity of Loan...........................................................10
Section 2.4.   Interest.........................................................................10
Section 2.5.   Optional Prepayments.............................................................10
Section 2.6.   Prepayment at Election of Lender Upon Change of Control..........................10
Section 2.7.   Use of Proceeds..................................................................11
Section 2.8.   General Provisions as to Payments................................................11
Section 2.9.   Collateral.......................................................................11

                                        ARTICLE III

                                   CONDITIONS TO CLOSING

Section 3.1.   Conditions to Closing............................................................12
Section 3.2    Conditions to Make Loans.........................................................13

                                        ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES

Section 4.1.   Corporate Existence and Power....................................................14
Section 4.2.   Corporate and Governmental Authorization; No Contravention.......................14
Section 4.3.   Binding Effect...................................................................14
Section 4.4.   Financial Information............................................................14
Section 4.5.   No Litigation....................................................................15
Section 4.6.   Compliance with ERISA............................................................15
Section 4.7.   Compliance with Laws; Payment of Taxes...........................................15
Section 4.8.   No Subsidiaries..................................................................15
Section 4.9.   Investment Company Act...........................................................15
Section 4.10.  Public Utility Holding Company Act...............................................15
Section 4.11.  Ownership of Property; Liens.....................................................15
Section 4.12.  No Default.......................................................................16
Section 4.13.  Full Disclosure..................................................................16
Section 4.14.  Environmental Matters............................................................16
Section 4.15.  Capital Stock....................................................................16

Section 4.16.  Margin Stock.....................................................................16
Section 4.17.  Insolvency.......................................................................17

                                         ARTICLE V

                                         COVENANTS

Section 5.1.   Information......................................................................17
Section 5.2.   Inspection of Property, Books and Records........................................19
Section 5.3.   Restricted Payments..............................................................19
Section 5.4.   Limitation on Indebtedness.......................................................19
Section 5.5.   Loans or Advances................................................................20
Section 5.6.   Investments......................................................................20
Section 5.9.   Negative Pledge..................................................................21
Section 5.8.   Maintenance of Existence.........................................................21
Section 5.9.   Dissolution......................................................................21
Section 5.10.  Consolidations, Mergers and Sales of Assets......................................21
Section 5.11.  Use of Proceeds..................................................................22
Section 5.12.  Compliance with Laws; Payment of Taxes; SEC Filings..............................22
Section 5.13.  Insurance........................................................................22
Section 5.14.  Change in Fiscal Year............................................................22
Section 5.15.  Maintenance of Property..........................................................22
Section 5.16.  Environmental Notices............................................................22
Section 5.17.  Environmental Matters............................................................22
Section 5.18.  Environmental Release............................................................23
Section 5.19.  Transactions with Affiliates.....................................................23

                                        ARTICLE VI

                                         DEFAULTS

Section 6.1.   Events of Default................................................................23

                                        ARTICLE VII

                                       MISCELLANEOUS

Section 7.1.   Notices..........................................................................25
Section 7.2.   No Waivers.......................................................................26
Section 7.3.   Expenses; Documentary Taxes......................................................26
Section 7.4.   Indemnification..................................................................26
Section 7.5.   Amendments and Waivers...........................................................26
Section 7.6.   Successors and Assigns...........................................................26
Section 7.7.   Confidentiality..................................................................28
Section 7.8.   California Law...................................................................28
Section 7.9.   Severability.....................................................................28
Section 7.10.  Interest.........................................................................28
Section 7.11.  Interpretation...................................................................29
Section 7.12.  Waiver of Jury Trial; Consent to Jurisdiction....................................29
Section 7.13.  Counterparts.....................................................................29

                                    EXHIBITS
                                    --------

EXHIBIT A              Form of Promissory Note
---------

EXHIBIT B              Form of Warrant
---------

EXHIBIT C              Form of Registration Rights Agreement
---------

EXHIBIT D              Form of Borrower Security Agreement
---------

EXHIBIT E              Form of Opinion Borrower's Counsel
---------

EXHIBIT F              Form of Option Agreement
---------


                                    SCHEDULES
                                    ---------

Schedule 2.1           Notice of Borrowing
------------

Schedule 4.4           Material Adverse Effects
------------

Schedule 4.5           Litigation
------------

Schedule 4.15          Capital Stock
-------------

Schedule 5.4           Indebtedness
------------

Schedule 5.5           Loans
------------

Schedule 5.7           Liens
------------

                                CREDIT AGREEMENT

        THIS CREDIT AGREEMENT (this "Agreement") is entered into as of this ___ day of October, 1997, by and between STACEY'S BUFFET, INC. a Florida corporation (the "Borrower") and STAR BUFFET, INC., a Delaware corporation ("Lender").

        WHEREAS, the Borrower has requested that Lender from time to time make loans of up to Four Million Five Hundred Thousand Dollars ($4,500,000) to Borrower, and Lender is willing to make such loans to Borrower, upon the terms and subject to the conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

        SECTION 1.1. Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

        "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person"), (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary) of which the Borrower owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests, excluding existing joint ventures. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. It is acknowledged and agreed that Lender is not an Affiliate of Borrower.

        "Agreement" means this Credit Agreement, together with all amendments and supplements hereto and all exhibits and schedules hereto.

        "Assignee" has the meaning set forth in Section 7.6(c).

        "Assignment Agreement" means an Assignment Agreement executed in accordance with Section 7.6(c).

        "Base Rate" shall be (i) an interest rate per annum equal to the sum of the Prime Rate from time to time in effect, plus four percent (4.0%) on any outstanding principal amounts under the Loans up to $4,000,000, and (ii) an interest rate per annum equal to the sum of the Prime Rate from time to time in effect, plus 5% on any outstanding principal amounts under the Loans in excess of $4,000,000, both of which shall change as and when the Prime Rate changes.

        "Borrower" means Stacey's Buffet, Inc., a Florida corporation, and its successors and its permitted assigns.

        "Borrower Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit D hereto, executed and delivered by the Borrower to the Lender, together with all amendments and modifications thereto.

        "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

        "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. ss. 9601 et. seq. and its implementing regulations and amendments.

        "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

        "Change of Control" means the occurrence of any of the following events:
(a) the acquisition after the Closing Date, in one or more transactions, of "beneficial ownership" (within the meaning of Section 13(d) under the Exchange Act and the rules and regulations promulgated thereunder) by (i) any Person or entity, or (ii) any group of Persons or entities who constitute a group (within the meaning of Section 13 of the Exchange Act), in either case, of any securities of the Borrower such that, as a result of such acquisition, such Person, entity or group either (A) "beneficially owns" (within the meaning of Rule 13 under the Exchange Act), directly or indirectly 20% or more of the Borrower's then outstanding voting securities entitled to vote on the election of directors of the Borrower ("Voting Securities") (it being understood that this clause (A) shall not apply if the Lender or its Affiliates acquire beneficial ownership of 20% or more of Borrower's than outstanding Voting Securities) or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Borrower's Board of Directors; (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors selected by such Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of 66-2/3 % of the directors of the Borrower then still in office who are either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office; (c) the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower as entirety or substantially as an entirety in one transaction or a series of related transactions; (d) the liquidation or dissolution of the Borrower; or (e) any transaction permitted under Section 5.10 which results in any of the foregoing.

        "Closing Certificate" has the meaning set forth in Section 3.1(f).

        "Closing Date" means the date on which all matters set forth in Section
3.1 are satisfied.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

        "Collateral" has the meaning set forth in the Borrower Security
Agreement.

        "Compliance Certificate" has the meaning set forth in Section
5.1(a)(iii).

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

        "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

        "Credit Commitment" has the meaning set forth in Section 2.1.

        "Default" has the meaning set forth in Section 6.1.

        "Default Rate" means a rate per annum equal to the sum of the then applicable Base Rate plus two percent (2%).

        "Dollars" or "$" means dollars in lawful currency of the United States of America.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized by law to close.

        "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

        "Environmental Authorizations" means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Borrower or any Wholly Owned Subsidiary required by any Environmental Requirement.

        "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement.

        "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

        "Environmental Notices" means notice from any Environmental Authority, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any, violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

        "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.

        "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

        "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Wholly Owned Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

        "Event of Default" has the meaning set forth in Section 6.1.

        "Fiscal Quarter" means any fiscal quarter of the Borrower, it being understood that each of the first, second and fourth fiscal quarters of each Fiscal Year consists of three Reporting Periods and the third fiscal quarter consists of four Reporting Periods.

        "Fiscal Year" means any fiscal year of the Borrower consisting of the 52 or 53 week period generally ending on the Wednesday closest to December 31.

        "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

        "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. ss. 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof or
(d) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

        "Indebtedness" shall have the meaning set forth in Section 5.4.

        "Interest Period" means the period commencing on the first day of each calendar month and ending on the last day of such calendar month; provided, that:

                (a) any Interest Period (other than an Interest Period determined pursuant to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day;

                (b) the first Interest Period shall commence on the date of this Agreement and shall end on November 30, 1997; and

                (c) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

        "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

        "Lender" means Star Buffet, Inc., a Delaware corporation, and its successors and assigns.

        "Lending Office" means, as to Lender, its office located at its address set forth on the signature pages hereof or identified on the signature pages hereof as its Lending Office or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower.

        "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Indebtedness or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease (as determined under GAAP) or other title retention agreement relating to such asset. Provided, however, an operating lease (as determined under GAAP) shall not constitute a Lien.

        "Loans" shall have the meaning set forth in Section 2.1 below.

        "Loan Documents" means this Agreement, the Note, the Warrants, the Borrower Security Agreement, the Post-Closing Collateral Documents, the Registration Rights Agreement, the Mortgage Documents and any other document evidencing, relating to or securing the obligations of the Borrower hereunder, and any other document or instrument delivered from time to time in connection with the foregoing documents, or the obligations of the Borrower hereunder, as such documents and instruments may be amended, modified or supplemented from time to time.

        "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

        "Material Adverse Effect" means, with respect to any event, act, condition or occurrence, of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding that is not a judgment giving rise to a Default), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Lender under the Loan Documents, or (c) the legality, validity or enforceability of any Loan Document.

        "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

        "Note" means the Promissory Note, in the form attached hereto as Exhibit A, delivered to Lender to evidence the Loans together with all amendments, consolidations, modifications, renewals and supplements thereto, and replacements thereof.

        "Option Agreement" means the Option Agreement, in the form attached hereto as Exhibit F.

        "Participant" has the meaning set forth in Section 7.6(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

        "Post-Closing Collateral" has the meaning set forth in Section 2.8(a).

        "Post-Closing Collateral Documents" has the meaning set forth in Section 2.8(a).

        "Prime Rate" shall mean, for any.day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans at large U.S. money center commercial banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent). Each change in any interest rate provided for in the Agreement based upon the Prime Rate shall take effect at the time of such change in the Prime Rate.

        "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Consolidated Subsidiary, wherever located.

        "Registration Rights Agreement" means the Registration Rights Agreement, in the form of Exhibit C hereto, executed and delivered by the Borrower and Lenders.

        "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

        "Reporting Period" means, with respect to any Fiscal Year, each consecutive 4 week period beginning on the first day of such Fiscal Year.

        "Restricted Payment" means (i) any dividend or other distribution on any shares of the Borrower's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any cash payment on account of the purchase, redemption, retirement or acquisition (excluding therefrom any nominal amount of cash paid in lieu of fractional shares of Capital Stock issued in the ordinary course of business) of (a) any shares of the Borrower's capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (b) any option, warrant or other right to acquire shares of the Borrower's capital stock.

        "Retail Building" means any removable restaurant building owned by the Borrower and operated under the "Stacey's" trade name and all related equipment and moveable site improvements.

        "Rights Agreement" shall mean that certain Rights Agreement dated November 1, 1996 by and between Stacey's Buffet, Inc. and American Stock Transfer and Trust Company.

        "Stacey's Restaurant" shall mean any and all restaurants operated as a Stacey's Buffet, whether owned or operated by the Borrower or any other Person.

        "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower, and any partnership in which the Borrower or any Consolidated Subsidiary is a general partner.

        "Termination Date" means the fifth (5th) anniversary of the date of this Agreement.

        "Transferee" has the meaning set forth in Section 7.6(d).

        "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

        "Warrants" mean the warrants to purchase shares of Borrower's Common Stock in the form attached hereto as Exhibit B to be issued to the Lender on the Closing Date pursuant to Section 2.1(a).

        "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

        Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes with which the Borrower's independent public accountants concur or that are otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders except for any change in which the Borrower's independent public accountants concur or is required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Lenders shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.1 hereof, shall mean the financial statements referred to in Section 4.4).

        Section 1.3. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

        Section 1.4. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

        Section 1.5. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

                                   ARTICLE II

                                   THE CREDIT

        Section 2.1. Loans. Lender agrees, subject to the terms and conditions set forth herein and based on the representations and warranties set forth herein, from time to time on or after the Closing Date and through and including the Termination Date, upon written request of the Borrower in the form of notice attached hereto as Schedule 2.1 (the "Notice of Borrowing"), to make Loans to the Borrower in an aggregate principal amount at any time not to exceed Four Million Five Hundred Thousand Dollars ($4,500,000) (the "Credit Commitment") through and including the Termination Date; provided, that the aggregate amount of Loans to be disbursed (i) during the one month period beginning October 30, 1997 shall not exceed Four Hundred Thousand Dollars ($400,000) (the "First Disbursement"), (ii) during the period beginning November 25, 1997 and ending January 1, 1998, shall not exceed Three Hundred and Ten Thousand Dollars ($310,000) (the "Second Disbursement"), (iii) during the period beginning January 2, 1998 and ending May 1, 1998, shall not exceed One Million One Hundred Twenty Five Thousand Dollars ($1,125,000) (the "Third Disbursement"), (iv) during the period beginning May 2, 1998 and ending July 31, 1998, shall not exceed One Million Three Hundred Thousand ($1,300,000) (the "Fourth Disbursement") and (v) during the period beginning August 1, 1998 and ending October 31, 1998, shall not exceed One Million Three Hundred and Sixty-Five Thousand Dollars ($1,365,000) (the "Fifth Disbursement"). In consideration for making the Loans, on the Closing Date, (i) the Borrower shall grant to the Lender Warrants for the purchase of an aggregate of 1,342,422 shares of the Borrower's Common Stock at an exercise price of $1.00 each, which Warrants may be exercised in accordance with and subject to the terms and conditions of the Warrants and (ii) the Borrower shall grant to the Lender an option to purchase certain restaurants from Borrower, which option may be exercised in accordance with and subject to the terms and conditions of the Option Agreement.

        Section 2.2. Miscellaneous Matters.

                (a) Prior to the Closing Date, Borrower has amended, or will amend prior to the Closing Date, the Borrower's Rights Agreement to provide that neither the acquisition of shares of Borrower by Lender or any of its affiliates nor the execution, delivery and performance of this Agreement and the Loan Documents, including the Warrants, or the consummation of the transactions contemplated thereby will (i) cause Lender or any of its affiliates to become an Acquiring Person (as such term is defined in the Rights Agreement), or (ii) otherwise affect the rights of the holders of Rights (as such term is defined in the Rights Agreement), including by causing such Rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

                (b) Upon the closing, the Borrower shall take all corporate actions necessary to (i) increase the size of Borrower's Board of Directors to five (5) from three (3); and (ii) elect to the Board of Directors of the Borrower two (2) designees of the Lender, and such Board of Directors shall consist of five (5) Persons, of whom two (2) Persons shall have been designated by the Lender. At each election of directors from and after the Closing Date, the Borrower shall nominate for election to its Board of Directors and recommend to its stockholders the election of two (2) designees of the Lender to the Board of Directors. No change in the actual number of directors of the Borrower shall be made without the prior written consent of the Lender.

        Section 2.3. Note; Maturity of Loan. The obligation to pay the principal of, and interest on, all the Loans made by Lender to Borrower shall be evidenced by the Note duly executed and delivered by the Borrower. The Loans shall mature, and the principal amount thereof, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on the Termination Date without notice to or demand upon the Borrower.

        Section 2.4. Interest. The Borrower agrees to pay interest in respect of the principal amount of the Loans, for each day from the date such Loans are made until such Loans shall be paid in full at a rate per annum equal to the Base Rate from time to time in effect, such interest rate to change as and when the Base Rate changes and to be computed on the basis of a 360-day year and paid for the actual number of days elapsed. Interest on the Loans shall accrue from and including the making of the Loans and shall be payable monthly in arrears, for each Interest Period, on the 15th day of the calendar month immediately following the end of such Interest Period. Any overdue principal of and, to the extent permitted by applicable law, overdue interest on the Loans shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate. After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) shall, at the election of the Lender, bear interest at the Default Rate.

        Section 2.5. Optional Prepayments. The Borrower may, upon at least five Domestic Business Day's notice to the Lender, prepay the Loan by an aggregate amount of at least $100,000 or any larger multiple of $100,000, without premium or penalty.

        Section 2.6. Prepayment at Election of Lender Upon Change of Control.

                (a) Upon the occurrence of a Change of Control, Lender shall have the right to require the Borrower to prepay the then outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment. Within five Domestic Business Days following any Change of Control, the Borrower will mail a notice thereof to Lender, (a "Change of Control Notice"). Lender, by written notice to the Borrower within 30 days following receipt of such Change of Control Notice, may elect prepayment of its Notes and the Borrower shall prepay such Notes at the price specified above no later than 30 days thereafter.

                (b) Upon the exercise of the option by Lender under the Option Agreement, Lender shall have the right to require Borrower to prepay the then outstanding principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment, through the cancellation of indebtedness by Lender in payment of the Purchase Price (as defined in the Option Agreement) as contemplated by the Option Agreement.

         Section 2.7. Use of Proceeds. The proceeds of the Loans shall be utilized solely for the purposes set forth in this Section 2.7, and Loans shall only be made upon satisfactory evidence to Lender that the Loan proceeds are so required and will be used in compliance with this Section 2.7, and all laws, rules and regulations. The proceeds of the First Disbursement shall be used solely for the payment of November 1997 rent to landlords for certain locations and premises and for the payment of certain trade payables to third party vendors. The proceeds of the Second Disbursement shall be used solely for December 1997 rent to landlords for certain locations and premises and for payment of certain trade payables to third party vendors. The proceeds of the Third Disbursement shall be used solely for remodeling three restaurants to be identified by Borrower and Lender. The proceeds of the Fourth Disbursement shall be used solely for the settlement of past due payments owed to third party vendors. The Fifth Disbursement shall be used for negative cash flow purposes. Borrower acknowledges and agrees that Lender shall make the Loan proceeds available to Borrower by paying such proceeds on behalf of Borrower directly to the third parties in accordance with the provisions of this Section 2.7, and Borrower shall specifically identify the names and addresses of such third parties, together with the amount of Loan proceeds to be paid to such third parties, in the Notice of Borrowing.

        Section 2.8. General Provisions as to Payments. The Borrower shall make each payment of principal of, and interest on, the Loans not later than 11:00 A.M. (Pacific Time) on the date when due, in Federal or other funds immediately available. Whenever any payment of principal of, or interest on, the Loans or of fees hereunder shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day.

        Section 2.9. Collateral.

                (a) In addition to the collateral security granted by the Borrower and the Guarantors under the Security Agreements the Borrower shall, at the sole cost and expense of the Borrower, grant to the Lender and do all things requested to maintain, for the benefit of the Lender to secure all obligations of the Borrower under the loan documents, a continuing, blanket and general lien upon and security interest and title in and to all real property, equipment, inventory, general intangibles, personal property and assets of the Borrower and the Guarantors, or other assets as the Lenders shall designate in its reasonable discretion (the "Post-Closing Collateral") and shall deliver (or cause to be delivered) to the Lender such duly executed security agreements, security deeds, mortgages, deeds of trust, estoppels, subordination agreements, pledge agreements, stock powers, Uniform Commercial Code financing statements, title certificates, affidavits, and other documents, as are reasonably necessary or desirable in the judgment of the Lender to perfect first priority liens (as such first priority may be available) against the Post-Closing Collateral (collectively, the "Post-Closing Collateral Documents").

                (b) The Borrower shall (and shall cause each of the Guarantors to), after an Event of Default, at the sole cost and expense of the Borrower, deliver (or cause to be delivered) to the Lender such appraisals, surveys, title searches, title policies, environmental audits and other documents, all of which shall be satisfactory to the Lender in all respects, as are deemed reasonably necessary or desirable by the Lender in connection with the Collateral.

                (c) The Borrower agrees to pay all costs and expenses incurred by the Lender in connection with the actions contemplated by this Section 2.9, including, without limitation, all filing fees, lien search fees, intangible taxes (whether incurred before or after payment in full of the Loan), documentary stamp taxes (whether incurred before or after payment in full of the Loan), surveys, environmental surveys, and title reports. All such documentation shall be reasonable and customary and in form and substance satisfactory to the Lender in its discretion. The Borrower hereby irrevocably appoints the Lender as the Borrower's attorney-in-fact to (i) deliver and record in the appropriate filing office any instrument contemplated or required hereby (including, without limitation, the relevant security deeds, mortgages, deeds of trust, and Uniform Commercial Code financing statements) and to pay the related recording expenses and (ii) from time to time in the Lender's discretion, to take any other action which the Lender may deem reasonably necessary or advisable to accomplish the purposes of this Section 2.9 with respect to the Collateral. At each time Lender exercises the foregoing power of attorney it shall provide notice thereof to Borrower, including a copy of any documentation so executed.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

        Section 3.1. Conditions to Closing. The obligation of Lender to make any of the Loans is subject to the satisfaction of the conditions set forth below and receipt by the Lender of the documents, instruments, agreements and certificates set forth below:

                (a) duly executed original of the Note;

                (b) duly executed original of the Warrants;

                (c) duly executed Registration Rights Agreement;

                (d) duly executed Security Agreement;

                (e) a certificate (the "Closing Certificate") dated as of the Closing Date, signed by the chief executive officer and the chief financial officer of the Borrower, to the effect that (i) the representations and warranties of the Borrower contained in Article IV are true on and as of the Closing Date; (ii) Borrower and each of its Subsidiaries has complied with or performed with all covenants and agreements which is required to have performed or complied with on or prior to the Closing Date; and (iii) except as disclosed in Schedule 4.4 hereto, no event, act or condition has occurred after January 1, 1997 which has had or could have a Material Adverse Effect.

                (f) an opinion letter (together with any opinions of local counsel relied on therein) of, counsel for the Borrower, dated as of the Closing Date, substantially in the form of Exhibit E and covering such additional matters relating to the transactions contemplated hereby as the Lender may reasonably request;

                (g) all documents which the Lender may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Note, the Warrants and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Lender, including, without limitation, a certificate of incumbency of each of the Borrower and the Guarantors, signed by the Secretary or an Assistant Secretary of the Borrower and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower and the Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower and each of the Guarantors, respectively:
(i) Certificate/Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of each as to the good standing of each as a corporation in that state, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Note, the Warrants and the other Loan Documents to which the Borrower or any of the Guarantors is a party;

                (h) a certificate of insurance evidencing, of all insurance required by Section 5.13 showing the insurer, the face amount and the nature of coverage, and the Lender as a loss payee (or beneficiary, as the case may be) under each policy then in force;

                (i) all mortgages and security interests securing the Borrower's obligations hereunder shall be duly perfected and validly recorded; and

                (j) a duly executed Option Agreement.

         Section 3.2 Conditions to Make Loans. The obligation of Lender to make a Loan on the occasion of each borrowing is subject to the satisfaction of the following conditions:

                (a) receipt by the Lender of a Notice of Borrowing;

                (b) the fact that, immediately before and after such borrowing, no Default shall have occurred and be continuing;

                (c) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement shall be true on and as of the date of such borrowing;

                (d) the fact that, immediately after such borrowing, the aggregate outstanding principal amount of the Loans will not exceed the amount of the Credit Commitment; and

                (e) with respect to the Third Disbursement, Fourth Disbursement and Fifth Disbursement, the Lender shall have the right to review and request, in the sole judgment of Lender, that the Liens identified on Schedule 5.7 (other than the liens listed on items 1 through 3) be released and that all of the landlords for Borrower's real property leases consent to an encumbrance or security interests in favor of Lender of the leasehold estate, the premises and the improvements thereon.

Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to (i) the truth and accuracy of the facts specified in paragraphs (b), (c) and (d) of this Section; provided that such borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 4.4 as to any event, act or condition having a Material Adverse Effect which has theretofore been disclosed in writing by the Borrower to the Lender if the aggregate outstanding principal amount of the Loans immediately after such Borrowing will not exceed the aggregate outstanding principal amount thereof immediately before such Borrowing; and (ii) that the proceeds of each disbursement shall be used in accordance with Section 2.7 hereof.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants that:

        Section 4.1. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except where the failure to qualify could not reasonably be expected to have or cause a Material Adverse Effect, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any license, authorization, consent or approval could not reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.2. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Note, the Warrants and the other Loan Documents delivered as of the Closing Date
(i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other material instrument binding upon the Borrower or any Guarantor, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any Guarantor other than Liens created or imposed pursuant to the Loan Documents.

        Section 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, the Note, the Warrants and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

        Section 4.4. Financial Information. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of January 1, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by KPMG Peat Marwick, LLP and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries of March 26, 1997, and the related consolidated statements of operations and cash flows for the Fiscal Quarter then ended, copies of which have been delivered Lender, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated. Since January 1, 1997 and excepted as disclosed in Schedule 4.4 attached hereto, there has been no event, act, condition or occurrence having a Material Adverse Effect.

        Section 4.5. No Litigation. Except as disclosed as Schedule 4.5, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect.

        Section 4.6. Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations in all material respects under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA. Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

        Section 4.7. Compliance with Laws; Payment of Taxes. The Borrower and its Consolidated Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings and except where the failure to comply could not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Consolidated Subsidiaries all Federal and state income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Consolidated Subsidiary have been paid. There have been filed on behalf of the Borrower and its Consolidated Subsidiaries all local income, excise, property and other tax returns that are required to be filed by them and all taxes due pursuant to the returns or any assessment received by Borrower or any Consolidated Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate, except for any changes in taxes which are imposed retroactively.

        Section 4.8. No Subsidiaries. The Borrower has no Subsidiaries.

        Section 4.9. Investment Company Act. Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Consolidated Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

        Section 4.11. Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.7.

        Section 4.12. No Default. Borrower is not in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect.

        Section 4.13. Full Disclosure. All written information heretofore furnished by the Borrower to the Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to Lender will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Lenders in writing any and all facts which could have or cause a Material Adverse Effect.

        Section 4.14.  Environmental Matters.

                (a) Borrower is not subject to any Environmental Liability which could have or cause a Material Adverse Effect as the Environmental Liability becomes due and the Borrower has not been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. ss. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                (b) No Hazardous Materials are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties except in material compliance with Environmental Requirements. No Hazardous Materials are present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility (except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements) in such quantities that the cost to monitor, investigate, and/or remediate the Hazardous Materials in compliance with Environmental Requirements could not reasonably be expected to have or cause a Material Adverse Effect.

                (c) The Borrower in all material respects is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's businesses.

        Section 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. Except as set forth on Schedule 4.15, there are (a) no outstanding subscriptions, warrants, options, calls, claims, commitments, convertible securities or other agreements or arrangements under which the Borrower is or may be obligated to issue shares of its capital stock, and (b) no preemtive or similar rights to subscribe for or to purchase capital stock of the Borrower.

        Section 4.16. Margin Stock. The Borrower is not engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of the Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

        Section 4.17. Insolvency. After giving effect to the execution and delivery of this Agreement, the Note and the other Loan Documents, the Borrower will not be "insolvent," within the meaning of such term as defined in ss. 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                                    ARTICLE V

                                    COVENANTS

               The Borrower agrees that, so long as any amount payable hereunder or under the Note remains unpaid:

        Section 5.1. Information.

               (a) The Borrower will deliver to the Lender:

                       (i) as soon as available and in any event within 120 days
               after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of operations, stockholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to the Lender;

                       (ii) as soon as available and in any event within 45 days
               after the end of each of the first three Fiscal Quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statements of operations and statements of cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements on Form 10-Q do not require footnotes and other disclosures that would otherwise be required by GAAP;

                       (iii) simultaneously with the delivery of each set of
               financial statements referred to in paragraphs (i) and (ii) above, a certificate (a "Compliance Certificate") of the chief financial officer stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (iv) within two (2) Domestic Business Days after the
               Borrower has knowledge of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                       (v) promptly upon the mailing thereof to the stockholders
               of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed; and

                       (vi) promptly upon the filing thereof, copies of all
               registration statements, proxy statements, and annual, quarterly or other reports and other information and documents which the Borrower shall have filed with the Securities and Exchange Commission.

               (b) Upon the request of the Lender, the Borrower will deliver to the Lender:

                       (i) if and when any member of the Controlled Group (A)
               gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
               (B) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (C) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                       (ii) as soon as available and in any event within 25 days
               after the end of each of the first 12 Reporting Periods of each Fiscal Year, a consolidated statement of income and balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Reporting Period and for the portion of the Fiscal Year ended at the end of such Reporting Period, setting forth in each case in comparative form the figures for the corresponding Reporting Period and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Borrower, except to the extent that interim financial statements do not require footnotes and that such financial statements are subject to normal year-end adjustments;

                       (iii) promptly upon receipt or obtaining knowledge
               thereof, any and all bona fide offers or expressions of interest (whether verbal or written, solicited or unsolicited) to merge with or to acquire all or any part of the assets or capital stock of the Borrower;

                       (iv) within 25 days after the end of each Reporting
               Period: (A) a variance report which reconciles the performance of the Borrower for the immediately preceding Reporting Period to the projected budget of the Borrower for such period; (B) an accounts payable schedule for the Borrower; (C) a written schedule of the revenues, profit contributions and other operating and financial information with respect to each Stacey's Restaurant, on an individual and regional basis; and (D) a written summary of the Borrower's advertising and promotional activities, including a summary of amounts expended in connection therewith and a cost/benefit analysis of such expenditures

                       (v) within five days after the end of each calendar week,
               written weekly sales reports with respect to each Stacey's Restaurant, on an individual and regional basis; and

                       (vi) from time to time such additional information
               regarding the financial position or business of the Borrower and its Subsidiaries as may be reasonably requested.

        Section 5.2. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; and (ii) permit, and cause each Wholly Owned Subsidiary to permit, representatives of Lender, at the Borrower's expense, to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

        Section 5.3. Restricted Payments. The Borrower will not declare or make any Restricted Payments.

        Section 5.4. Limitation on Indebtedness. Neither the Borrower nor any of its Subsidiaries will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any Indebtedness (which term shall include: all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Borrower as a liability; all indebtedness, obligations and liabilities, whether or not assumed by Borrower or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Borrower or any Subsidiary; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

               (a) the Note and any other obligations owed to the Lender under this Agreement or otherwise;

               (b) Indebtedness of the Borrower existing as of the date of this Agreement which is specifically disclosed in Schedule 5.5 attached hereto;

               (c) Indebtedness representing trade debt, wages, employee benefits, advance payments on sales contracts and other indebtedness incurred in the ordinary course of business;

               (d) Indebtedness existing as of the date of this Agreement secured by liens permitted by subsection (a) of Section 5.7;

               (e) Liabilities for taxes, assessments, governmental charges, liens or claims described in Section 5.12 hereof to the extent that payment thereof is not required by such Section 5.12; and

               (f) Indebtedness in respect of final judgments for the payment of money not in excess of $10,000 in the aggregate at any time outstanding (excluding sums covered by insurance) remaining unsatisfied and in effect for any period of less than thirty (30) days or in respect of which a stay of execution shall have been obtained pending an appeal or proceeding for review.

        Section 5.5. Loans or Advances. Neither the Borrower nor any Guarantor shall make loans or advances to any Person except (without duplication): (a) loans or advances to employees not exceeding $5,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date; (b) deposits required by government agencies or public utilities; (c) loans, advances or monetary capital contributions from the Borrower or a Guarantor to any Guarantor, or from any Guarantor to the Borrower; (d) loans in existence on the Closing Date not exceeding a total aggregate principal amount of outstanding as described on Schedule 5.5 attached hereto, which are evidenced by legally enforceable promissory notes and subject to the Lender's perfected Liens; and
(e) loans or advances consented to by the Lender in connection with asset sales under Section 5.10 or loans or advances in connection with asset sales which do not require the consent of the Lender; provided that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement.

        Section 5.6. Investments. Neither the Borrower nor any Guarantor shall make Investments in any Person except as permitted by Section 5.5 and except Investments (i) in direct obligations of the United States Government maturing within one year, (ii) in certificates of deposit issued by a commercial bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc., (iii) in commercial paper rated A1 or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition, and (iv) in tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.

        Section 5.7. Negative Pledge. Neither the Borrower nor any Wholly Owned Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a) Liens existing on the date of this Agreement and identified on Schedule 5.7;

               (b) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset (so long as the asset so acquired or constructed constitutes a capital expenditure permitted hereunder);

               (c) Liens securing Indebtedness owing by any Subsidiary to the Borrower;

               (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing paragraphs of this Section, provided that (i) such Indebtedness is not secured by any additional assets, and (ii) the amount of such Indebtedness secured by any such Lien is not increased or, if increased, the excess of the amount of the Indebtedness secured by any such lien over the amount of the Indebtedness so refinanced extended, renewed, or refunded shall be tendered to the Lender as a prepayment of the Loan;

               (e) Liens incidental to the conduct of its business or the ownership of its assets which (i) do not secure Indebtedness and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

               (f) Liens in favor of the Lenders created under the Loan Documents; and

               (g) Liens incurred by Borrower in the ordinary course of business for items not past due and payable, including mechanics' and materialmen's liens and deposits and charges for workers' compensation and liens for taxes and assessments not past due and payable.

        Section 5.8. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

        Section 5.9. Dissolution. Neither the Borrower nor any of its Wholly Owned Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Wholly Owned Subsidiary, except through corporate reorganization to the extent permitted by Section 5.12.

        Section 5.10. Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Consolidated Subsidiary to, consolidate or merge with or into, or sell, lease or otherwise transfer all or any substantial part of its assets to, any other Person, or discontinue or eliminate any business line or segment; provided, however, that if no Default has occurred and is continuing (i) the Borrower may merge with another Person if (A) such Person was organized under the laws of the United States of America or one of its states, (B) the Borrower is the corporation surviving such merger, and (C) immediately after giving effect to such merger, no Default shall have occurred and be continuing, and (ii) solvent Subsidiaries of the Borrower may merge with one another or, if the Borrower is the surviving corporation, the Borrower.

        Section 5.11. Intentionally Omitted.

        Section 5.12. Compliance with Laws; Payment of Taxes; SEC Filings. The Borrower will, and will cause each of its Wholly Owned Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC) in all material respects, except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Wholly Owned Subsidiaries to, pay promptly before past due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become or remain a lien against the property of the Borrower or any Wholly Owned Subsidiary, except liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will set up reserves in accordance with GAAP. The Borrower will timely file all reports, statements and other information and documents with the Securities and Exchange Commission required to be filed under, and will otherwise comply in all respects with, applicable securities laws.

        Section 5.13. Insurance. The Borrower will maintain, and will cause each of its Wholly Owned Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business, and as required by the other Loan Documents.

        Section 5.14. Change in Fiscal Year. The Borrower will not change its Fiscal Year.

        Section 5.15. Maintenance of Property. The Borrower shall, and shall cause each Wholly Owned Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, except for ordinary wear and tear and loss by casualty.

        Section 5.16. Environmental Notices. The Borrower shall furnish to the Lender prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

        Section 5.17. Environmental Matters. The Borrower and its Wholly Owned Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials such as cleaning solvents, pesticides and other similar materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.

        Section 5.18. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

        Section 5.19. Transactions with Affiliates. Neither the Borrower nor any of its Consolidated Subsidiaries shall enter into, or be a party to (and the Borrower shall use its best efforts to cause any other Subsidiary to not enter into or be a party to), any transaction with any Affiliate of the Borrower or such Subsidiary (which Affiliate is not the Borrower or a Subsidiary), except
(i) such transactions between and/or among the Borrower and its Consolidated Subsidiaries which are permitted by law, consistent with its past practices, in the ordinary course of business and pursuant to reasonable terms which are no less favorable to Borrower or such Consolidated Subsidiary than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or (ii) such transactions as are otherwise fully disclosed to the Lender and consented to in writing in advance by the Lender.

                                   ARTICLE VI

                                    DEFAULTS

        Section 6.1. Events of Default. If one or more of the following events (each, a "Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of the Loan or shall fail to pay any interest on the Loan within two (2) Domestic Business Days after such interest shall become due; or

               (b) the Borrower shall fail to observe or perform any covenant contained in: (i) Section 5.1 and such failure shall continue for ten (10) Business Days after the earlier to occur of (x) written notice thereof has been given to the Borrower by the Lender or (y) the Borrower obtains knowledge of any such failure; or (ii) Sections 5.2, 5.3 to 5.12, inclusive, Sections 5.14 or 5.19; or

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lender or (ii) the Borrower otherwise becomes aware of any such failure; or

               (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

               (e) the Borrower or any Consolidated Subsidiary shall fail to make any payment in respect of Indebtedness outstanding in an aggregate amount in excess of $500,000 (other than the Notes) when due or within any applicable grace period; or

               (f) any event or condition shall occur which results in the acceleration of the maturity of Indebtedness of the Borrower or any Consolidated Subsidiary outstanding in an aggregate amount in excess of $500,000 (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Consolidated Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Indebtedness or any Person acting on such holders' behalf to accelerate the maturity thereof (including, without limitation, any required mandatory prepayment or "put" of such Indebtedness to the Borrower or any Consolidated Subsidiary); or

               (g) the Borrower or any Consolidated Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Consolidated Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

               (i) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan;

               (j) one or more final, nonappealable judgments or orders for the payment of money in an aggregate amount in excess of $250,000 shall be rendered against the Borrower or any Consolidated Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

               (k) a federal tax lien for a claimed amount in excess of $100,000 shall be filed against the Borrower or any Consolidated Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Consolidated Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

               (l) except as a result of the election of designees of Lender to Borrower's Board of Directors on the Closing Date pursuant to this Agreement, as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

               (m) (i) any default by the Borrower or any of the Guarantors under any of the Loan Documents shall exist after the satisfaction of any applicable grace, notice or cure periods, if any, (ii) any Loan Documents (including, without limitation, the Guaranty) shall cease to be enforceable, or
(iii) any Guarantor or the Borrower shall assert that any Loan Document (including, without limitation, the Guaranty) shall cease to be enforceable then, and in every such event (an "Event of Default"), the Lender may by notice to the Borrower declare the Note (together with accrued interest thereon) to be, and the Note shall thereupon become, immediately due and payable without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default; provided that if any Event of Default specified in paragraph (g) or
(h) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity, and may any one or all of them.

                                   ARTICLE VII

                                  MISCELLANEOUS

        Section 7.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section.

        Section 7.2. No Waivers. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under the Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        Section 7.3. Expenses; Documentary Taxes. If a Default occurs, the Borrower shall pay or reimburse lender, as the case may be, for all out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Lender against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

        Section 7.4. Indemnification. The Borrower shall indemnify the Lender and its directors, officers, partners, trustees, beneficiaries, controlling persons, shareholders, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower of the proceeds of any extension of credit by Lender hereunder, or (ii) breach by the Borrower of this Agreement (including, without limitation, representations, warranties and covenants relating to environmental matters) or any other Loan Document, or from any investigation, litigation (including, without limitation, any actions taken by Lender to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse Lender, and its directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

        Section 7.5. Amendments and Waivers. Any provision of this Agreement, the Note or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender. The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless Lender shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto.

        Section 7.6. Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

               (b) Lender (or successor or assignee of any Lender) may at any time sell to one or more Affiliates (each a "Participant") participating interests in Loan owing to such Lender, any Note held by such Lender, or any other interest of such Lender hereunder. In the event of any such sale by the Lender of a participating interest to a Participant, Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In no event shall a Lender that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to
(i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, (iii) the change of the principal of the related loan or loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Borrower's obligations hereunder, or (vi) the release of any Guarantee given to support payment of the Borrower's obligations hereunder. Each Lender selling a participating interest in any Loan, Note, or other interest under this Agreement shall provide the Borrower with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

               (c) Lender or assignee of any Lender (in either case, a "Transferor") may at any time assign to one or more Affiliates of Lender (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Note and the other Loan Documents and such Assignee shall assume all rights and obligations of the Transferor hereunder pursuant to an agreement executed by such Assignee and such Transferor in form and substance satisfactory to the Transferor (an "Assignment Agreement"). Upon
(a) execution of the Assignment Agreement by and such Transferor, such Assignee and (b) payment by such Assignee to and Transferor of an amount equal to the purchase price agreed between such Transferor and such Assignee, and (c) payment of a such Assignee shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement to the same extent as if it were an original party hereto with a pro rata share as set forth in the Assignment Agreement, and the Transferor shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, or the Lender shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the Transferor, and the Borrower shall make appropriate arrangements so that, if required, a new Note (or Notes) is (are) issued to such Assignee.

               (d) Subject to the provisions of Section 7.7, the Borrower authorizes each Lender to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee who has agreed in writing to be bound by Section 7.7 any and all financial information in such Lender's possession concerning the Borrower which has been delivered to such

Lender by the Borrower pursuant to this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation prior to entering into this Agreement.

               (e) Anything in this Section 7.6 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of the Loan and/or obligations owing to it to as collateral security, provided that any payment in respect of such assigned Loan and/or obligations made by the Borrower to the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loan and/or obligations to the extent of such payment. No such assignment shall release the assigning and/or pledging Lender from its obligations hereunder.

        Section 7.7. Confidentiality. Lender agrees to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Borrower's obligations hereunder provided, that, such individuals shall be subject to the agreement contained in this Section 7.7; provided, however that nothing herein shall prevent Lender from disclosing such information (i) to any other Lender, (ii) upon the order of any court or administrative agency after notice to the Borrower, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Lender after notice to the Borrower, (iv) which has been publicly disclosed by Borrower, (v) to the extent reasonably required in connection with any litigation to which the Lender or its Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to Lender's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder, provided that such proposed Participant, Assignee or other Transferee agrees in writing to be bound by this Section.

        Section 7.8. Utah Law. This Agreement and each of the loan documents shall be construed in accordance with and governed by the law of the State of Utah.

        Section 7.9. Severability. In case any one or more of the provisions contained in this Agreement, the Note or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

        Section 7.10. Interest. Lender and Borrower intend to contract in compliance with all state and federal usury laws governing the Loans made hereunder. In no event shall the amount of interest due or payable hereunder or under the Note exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to Lender by the Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

        Section 7.11. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        Section 7.12. Waiver of Jury Trial; Consent to Jurisdiction. Each of the Borrower and the Lender irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Utah, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Note and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Utah for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 7.1 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

        Section 7.13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         STACEY'S BUFFET, INC



                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                               801 West Bay Drive
                                               Suite 704
                                               Largo, Florida  33770
                                               Attention:  President
                                               Telecopier number: (813) 587-9644
                                               Telephone number: (813) 581-4492


                                         STAR BUFFET, INC.,



                                         By:
                                             -----------------------------------
                                             Name:
                                             Tile:

                                                440 Lawndale Drive
                                                Salt Lake City, Utah  84115-1917
                                                Attention:  Charlotte Miller
                                                Telecopier No.:  (801) 463-5585
                                                Telephone No.:  (801) 463-5500

Schedule 4.4			Material Adverse Effects
------------             ------------------------

1.   As disclosed in the Borrower's Form 10-Q for the second quarter ended
     June 18, 1997, the current year's operating statements reflect a loss that is approximately $573,000 more than the loss for the same period in the previous year. Additionally, the third quarter operating results
	for the Borrower have historically been unprofitable which has resulted in the Borrower's inability to pay all vendors invoices according to agreed upon terms.

Schedule 4.5			Litigation
------------             ----------

1.   Rivera, McHale, Brandes & Livingston v. Stacey's Buffet, Inc.
2.   Group Four Equities II v. Stacey'e Buffet, Inc.
3.   Boulevard Plaza Associates v. Stacey's Buffet, Inc.
4.   Wendy Craythorn v. Stacey's Buffet, Inc.
5.   Frank Delello v. Stacey's Buffet, Inc.
6.   Harvey Gurst v. Stacey's Buffet, Inc.
7.   Kevin Jainlett v. Stacey's Buffet, Inc.
8.   Ray Kosyla v. Stacey's Buffet, Inc.
9.   Jill Leidy v. Stacey's Buffet, Inc.
10.  Vincenza Massaro v. Stacey's Buffet, Inc.
11.  Henry Mitchell v. Stacey's Buffet, Inc.
12.  Daniel Paulley v. Stacey's Buffet, Inc.
13.  Frank Tomaino v. Stacey's Buffet, Inc.
14.  Ruby Warfield v. Stacey's Buffet, Inc.
15.  Veronica Otten v. Stacey's Buffet, Inc.
16.  Bess Seggio v. Stacey's Buffet, Inc.
17.  Thomas Morris v. Stacey's Buffet, Inc.
18.  Florence Wilkins v. Stacey's Buffet, Inc.
19.  Ashley Buggs v. Stacey's Buffet, Inc.
20.  John W. Bitterman, Jr. et al v. Stacey's Buffet, Inc.
21.  Federal Realty Investment Trust v. Stacey's Buffet, Inc.
22.  JH Holdings, Ltd. v. Stacey's Buffet, Inc.
23.  Twin Oaks Plaza Associates, Limited Paertnership v. Stacey's Buffet, Inc.


	Note: #4-#19 are slip and fall related law suits; #20-#23 are landlord related law suites.

Schedule 4.15    Capital Stock
-------------    -------------

	Options and Warrants Outstanding:
     --------------------------------

                                                                Shares                           Shares
Date                                                   Share    to be    Shares     Shares         Not
Awarded                  Name                          Price    issued  Cancelled  Exercised    Exercised
--------  --------------------------------------      -------   ------    ------    -------     ---------
01/19/93  Stephen J. Marrier/Marrier Group, Inc.      $10.000    2,000        -         -           2,000
05/27/93  Stephen J. Marrier/Marrier Group, Inc.      $10.000    2,000        -         -           2,000
08/03/93  Stephen J. Marrier/Marrier Group, Inc.      $10.000    7,000        -         -           7,000
01/02/97  Stephen J. Marrier/Marrier Group, Inc.      $ 0.375  320,000        -         -         320,000
01/19/93  Robert Stetson                              $10.000   10,000        -         -          10,000
05/27/93  Robert Stetson                              $10.000    2,000        -         -           2,000
08/03/93  Robert Stetson                              $10.000    9,000        -         -           9,000
01/19/93  Edward Grace                                $10.000   20,000        -         -          20,000
05/27/93  Edward Grace                                $10.000    2,000        -         -           2,000
08/03/93  Edward Grace                                $10.000   17,000        -         -          17,000
08/03/93  Thomas Frank                                $10.000    4,000        -         -           4,000
04/06/95  Westview Mall Associates                    $ 4.700    5,000        -         -           5,000
10/26/89  Mark H. Rowland (UW-2)                      $22.500    5,500        -         -           5,500
10/26/89  Richard E. Kelly or Mary C. Kelly (UW-3)    $22.500    5,500        -         -           5,500
02/14/90  PRN Investments (UW-4)                      $22.500    6,000        -         -           6,000
05/01/97  Harrison Hurley & Company                   $ 0.470  200,000        -         -         200,000
  IPO     Public warrants-traded under "SBUFW"
          2,112,500 warrants - it takes 5 warrants
          per share @ $4.50 per warrant               $22.500  422,500        -         -         422,500
12/13/93  Homer Duff                                  $10.000   20,000        -         -          20,000
12/13/93  Amos Money                                  $10.000   20,000        -         -          20,000
04/12/95  Amos Money                                  $ 3.750   10,000        -         -          10,000
12/13/93  Sonja Money                                 $10.000   12,000        -         -          12,000
04/12/95  Sonja Money                                 $ 3.750    8,000        -         -           8,000
04/12/95  Les Spang                                   $ 3.750    8,000        -         -           8,000
12/13/93  Carlos Young                                $10.000    3,000        -         -           3,000
12/13/93  Mary Young                                  $10.000    3,000        -         -           3,000
01/02/97  Daniel J. Sullivan                          $ 0.375   20,000        -         -          20,000
8/21/90   Kevin Cook                                  $39.375      400        -         -             400
07/09/91  Kevin Cook                                  $16.250      100        -         -             100
05/13/92  Thomas Frank*                               $13.125    2,000        -         -           2,000
09/17/92  Kevin Cook                                  $ 9.375      100        -         -             100
11/12/92  Thomas Matlock                              $10.000      500        -         -             500
12/30/93  Chris McLaughlin                            $15.000      400        -         -             400
12/30/93  Jeff Peschek                                $15.000      400        -         -             400
12/30/93  Thomas Matlock                              $15.000      100        -         -             100
12/30/93  Marlene Sayig                               $15.000      400        -         -             400
12/30/93  Janet Davis                                 $15.000    1,600        -         -           1,600
12/30/93  Phyllis Surace                              $15.000      200        -         -             200
12/30/93  Irene Rodas                                 $15.000      200        -         -             200
12/30/93  Lori Albano                                 $15.000      200        -         -             200
12/30/93  Maureen Jack                                $15.000      200        -         -             200
12/30/93  *Leslie Spang                               $15.000    6,000        -         -           6,000
12/30/93  Don Barnhill                                $15.000    2,400        -         -           2,400
12/30/93  Doug Money                                  $15.000    1,200        -         -           1,200
12/30/93  Laura Herron                                $15.000      100        -         -             100
12/30/93  Laura Pitts                                 $15.000      100        -         -             100
12/30/93  Betzaida Centino                            $15.000      100        -         -             100
12/30/93  Dwain Glegg                                 $15.000      100        -         -             100
12/30/93  Victoria Browder                            $15.000      100        -         -             100
12/30/93  Thomas Alfano                               $15.000      100        -         -             100
12/30/93  James Wells                                 $15.000      100        -         -             100
12/30/93  Anna Carroll                                $15.000      100        -         -             100
12/30/93  Sara Irish                                  $15.000      100        -         -             100
12/30/93  Chris Pelfrey                               $15.000      100        -         -             100
12/30/93  Micheline Brutus                            $15.000      100        -         -             100
12/30/93  Roosevelt Harris                            $15.000      100        -         -             100
12/30/93  Laurie Placek                               $15.000      100        -         -             100
12/30/93  Layne Newmann                               $15.000      100        -         -             100
12/30/93  Pat Buttimer                                $15.000      400        -         -             400
12/30/93  Tony Afsarmanesh                            $15.000      400        -         -             400
12/30/93  Larry Vanlue                                $15.000      400        -         -             400
12/30/93  Heather Leatherbarrow                       $15.000      400        -         -             400
12/30/93  Lillie Wells                                $15.000      400        -         -             400
12/30/93  Grady Andrews                               $15.000      400        -         -             400
12/30/93  Allen Bomerger                              $15.000      400        -         -             400
12/30/93  Terry Hankins                               $15.000      400        -         -             400
05/24/94  Kevin Cook                                  $11.550      100        -         -             100
05/24/94  Lori Morel                                  $11.550      400        -         -             400
05/24/94  Joyce Peoples                               $11.550      100        -         -             100
05/24/94  Charles Argust                              $11.550      100        -         -             100
10/05/94  Karen Gaugh                                 $ 7.800      100        -         -             100
10/05/94  Victoria Browder                            $ 7.800      400        -         -             400
10/05/94  Michael McLaughlin                          $ 7.800      400        -         -             400
12/28/94  Chris McLaughlin                            $ 5.200      100        -         -             100
12/28/94  Jeff Peschek                                $ 5.200      100        -         -             100
12/28/94  Tom Matlock                                 $ 5.200      100        -         -             100
12/28/94  Marlene Sayig                               $ 5.200      100        -         -             100
12/28/94  Pat Buttimer                                $ 5.200      100        -         -             100
12/28/94  Tony Afsarmanesh                            $ 5.200      100        -         -             100
12/28/94  Larry VanLue                                $ 5.200      100        -         -             100
12/28/94  Harry Leatherbarrow                         $ 5.200      100        -         -             100
12/28/94  Lillie Wells                                $ 5.200      100        -         -             100
12/28/94  Grady Andrews                               $ 5.200      100        -         -             100
12/28/94  Allen Bomberger                             $ 5.200      100        -         -             100
12/28/94  Terry Hankins                               $ 5.200      100        -         -             100
12/28/94  Doug Money                                  $ 5.200      300        -         -             300
12/28/94  Don Barnhill                                $ 5.200      200        -         -             200
12/28/94  Janet Davis                                 $ 5.200      400        -         -             400
12/28/94  Alan Krakowiak                              $ 5.200      400        -         -             400
12/28/94  Wendell Peters                              $ 5.200      100        -         -             100
05/25/95  John Rogers                                 $ 7.500      400        -         -             400
05/25/95  Micheline Brutus                            $ 7.500      400        -         -             400
05/25/95  Chris Pelfrey                               $ 7.500      400        -         -             400
05/25/95  Kevin Cook                                  $ 7.500      100        -         -             100
05/25/95  Lori Morel                                  $ 7.500      100        -         -             100
05/25/95  Mike McCudy                                 $ 7.500      100        -         -             100
05/25/95  James Sawyer                                $ 7.500      100        -         -             100
11/13/95  Dan Forlasto*                               $ 3.125    5,000     3,750        -           1,250
11/13/95  Linda Lovell                                $ 3.125      100        -         -             100
11/13/95  Charles Jefferson                           $ 3.125      400        -         -             400
11/13/95  Victoria Browder                            $ 3.125      100        -         -             100
11/13/95  Doug Money                                  $ 3.125      600        -         -             600
11/13/95  Garrett B. Hunter*                          $ 3.125    2,000        -         -           2,000
3/20/96   Jim Lovell                                  $ 3.600      400        -         -             400
3/20/96   Duane Ames                                  $ 3.600      100        -         -             100
3/20/96   Patricia Hoff                               $ 3.600      100        -         -             100
3/20/96   Joseph Pampena                              $ 3.600      400        -         -             400
3/20/96   Janie Irish                                 $ 3.600      400        -         -             400
3/20/96   Christine McLaughlin                        $ 3.600      100        -         -             100
3/20/96   Tom Matlock                                 $ 3.600      100        -         -             100
3/20/96   Pat Buttimer                                $ 3.600      100        -         -             100
3/20/96   Tony Afsarmanesh                            $ 3.600      100        -         -             100
3/20/96   Larry VanLue                                $ 3.600      100        -         -             100
3/20/96   Harry Leatherbarrow                         $ 3.600      100        -         -             100
3/20/96   Lillie Wells                                $ 3.600      100        -         -             100
3/20/96   Grady Andrews                               $ 3.600      100        -         -             100
3/20/96   Allen Bomberger                             $ 3.600      100        -         -             100
3/20/96   Terry Hankins                               $ 3.600      100        -         -             100
3/20/96   Don Barnhill                                $ 3.600      200        -         -             200
3/20/96   Janet Davis                                 $ 3.600      400        -         -             400
3/20/96   Scott McKinney                              $ 3.600      400        -         -             400
3/20/96   Trudy Elmore                                $ 3.600      800        -         -             800
3/20/96   Viki Browder                                $ 3.600      400        -         -             400
3/20/96   Chris McLaughlin                            $ 3.600      400        -         -             400
3/20/96   Tony Afsarmanesh                            $ 3.600      400        -         -             400
3/20/96   *Maureen Jack                               $ 3.600    2,000        -         -           2,000
3/20/96   *Peter Hurley                               $ 3.600    2,000        -         -           2,000
3/20/96   * Doug Money                                $ 3.600    2,400        -         -           2,400
1/22/96   Dan Sullivan*                               $ 2.350   10,000        -         -          10,000
1/22/96   Amos Money*                                 $ 2.350   20,000        -         -          20,000
06/21/96  Charles Argust                              $ 2.650      400        -         -             400
06/21/96  David Scheschowitz                          $ 2.650      100        -         -             100
06/21/96  David Minette                               $ 2.650      100        -         -             100
06/21/96  John Rogers                                 $ 2.650      100        -         -             100
06/21/96  Micheline Brutus                            $ 2.650      100        -         -             100
06/21/96  Kevin Cook                                  $ 2.650      100        -         -             100
06/21/96  Chris Pelfrey                               $ 2.650      100        -         -             100
06/21/96  Lori Morel                                  $ 2.650      100        -         -             100
06/21/96  Karen Gaugh                                 $ 2.650      400        -         -             400
06/21/96  Carmen Castro                               $ 2.650      100        75        -              25
06/21/96  Lucy Ferreau                                $ 2.650      100        -         -             100
06/21/96  Garrett Hunter*                             $ 2.650      500        -         -             500
06/21/96  Peter Hurley*                               $ 2.650      500        -         -             500
08/01/97  James Sawyer                                $ 1.375      400        -         -             400
08/01/97  Allen Bomberger                             $ 1.375      400        -         -             400
08/01/97  Larry VanLue                                $ 1.375      100        -         -             100
08/01/97  Charles Argust                              $ 1.375      100        -         -             100
08/01/97  John Rogers                                 $ 1.375      100        -         -             100
08/01/97  Micheline Brutus                            $ 1.375      100        -         -             100
08/01/97  Kevin Cook                                  $ 1.375      100        -         -             100
08/01/97  Chris Pelfrey                               $ 1.375      100        -         -             100
08/01/97  Chris McLaughlin                            $ 1.375      100        -         -             100
08/01/97  Vicki Browder                               $ 1.375      100        -         -             100
08/01/97  Terry Hankins                               $ 1.375      100        -         -             100
08/01/97  Danny Andrews                               $ 1.375      100        -         -             100
08/01/97  Lillie Wells                                $ 1.375      100        -         -             100
08/01/97  Harry Leatherbarrow                         $ 1.375      100        -         -             100
08/01/97  Pat Buttimer                                $ 1.375      100        -         -             100
08/01/97  Tom Matlock                                 $ 1.375      100        -         -             100
08/01/97  Jeff Peschek                                $ 1.375      100        -         -             100
08/01/97  Joe Pampena                                 $ 1.375      100        -         -             100
08/01/97  Janie Irish                                 $ 1.375      100        -         -             100

08/01/97  Jim Lovell                                  $ 1.375      100        -         -             100
08/01/97  Charles Jefferson                           $ 1.375      100        -         -             100
08/01/97  Karen Gaugh                                 $ 1.375      100        -         -             100
08/01/97  Barbara Pugh                                $ 1.375      400        -         -             400
08/01/97  Pat Redmond                                 $ 1.375      400        -         -             400
08/01/97  Tony Afsarmanesh                            $ 1.375      100        -         -             100
08/01/97  Don Barnhill                                $ 1.375      100        -         -             100
08/01/97  Doug Money                                  $ 1.375    1,000        -         -           1,000
08/01/97  Janet Davis                                 $ 1.375      400        -         -             400
08/01/97  Jamal Jones                                 $ 1.375      100        -         -             100
08/01/97  Ralph Pugh                                  $ 1.375      100        -         -             100
08/01/97  Jay Rios                                    $ 1.375      100        -         -             100
08/01/97  Laurie Placek                               $ 1.375      100        -         -             100
08/01/97  Mary Argust                                 $ 1.375      100        -          -            100
08/01/97  Charlene Polburn                            $ 1.375      100        -         -             100
08/01/97  Ron Higham                                  $ 1.375      100        -         -             100
08/01/97  Margaret Bourgeois                          $ 1.375      100        -         -             100
08/01/97  Trudy Elmore                                $ 1.375      200        -         -             200
08/01/97  Maureen Jack*                               $ 1.375    3,500        -         -           3,500
08/01/97  Garrett Hunter*                             $ 1.375    3,000        -         -           3,000
08/01/97  Peter Hurely*                               $ 1.375    3,000        -         -           3,000
08/01/97  Dan Sullivan*                               $ 1.375    3,000        -         -           3,000
                                                                                                ---------
Totals                                                                                          1,238,475
                                                                                                =========

* Indicates Officer or Director




Schedule 5.4			Indebtedness
------------             ------------

1. Note payable to Ford Motor Credit dated April 7, 1997, with an original principle amount of $18,178.05, secured by a 1996 Windstar van.

2. Note payable to Ford Motor Credit dated in February, 1993, with an original principle amount of $20,321.34 secured by a 1994 Ford van.

3.   Agree Limited Partnership Lease Termination Agreement dated March 29,
     1995.

4. Benderson Development Company, Inc. Lease Termination Agreement dated March 28, 1995.

5.	Governor Plaza Associates/Federal Realty Investment Trust Lease
     Termination Agreement dated May 22, 1995.

6.	Shillington Shopping Center/Federal Realty Investment Trust Lease
     Termination Agreement dated May 22, 1995.

7.	Upper New York Realty/Stipulation Lease Termination Agreement and
     Affidavit for Judgment by Confession dated October 15, 1996.

8.   Westview Mall Associates Lease Termination Agreement dated May 1, 1995.

9. Capital lease dated April 6, 1993 with Mita Financial Services for the acquisition of a copy machine.

10. Capital lease dated April 6, 1995 with Sonitrol Leasing for the acquisition of a security system.

11. Capital lease dated August 4, 1994 with AT&T (Eaton Finacial Corporation) for the acquisition of a soft serve freezer.

12. Capital lease dated October 29, 1995 with Unicyn Funding Group for the acquisition of ice machines.





     Note - also have operating leases for land and buildings, ice machines and security systems.

Schedule 5.5             Loans
------------             -----


    None

Schedule 5.7			Liens
------------             -----

1. Landlords in Florida and possible in other states have a first lien on all leasehold improvements, restaurant equipment, furniture and fixtures, unless specifically subordinated.

2.	Ford Motor Credit has a lien and is holding the title to the 1997 Windstar van driven by Doug Money pursuant to a note payable to Ford Motor Credit.

3.	Ford Motor Credit has a lien and is holding the title to the 1994
     Econoline van driven by the maintenance department pursant to a note payable to Ford Motor Credit.

4.   UCC 1 filings per UCC search listed below:

                                                                 Filing  Filing
          Secured Party                                Filing #   State   Date
          -------------                             -------------- ---  --------
          Alan Acceptance Corp/CFX Funding Inc.     94  0000247851 FL   12/09/94
		Alan Acceptance Corp/CFX Funding Inc.
		Alan Acceptance Corp/CFX Funding Inc.
          Alan Acceptance Corp/CFX Funding Inc.     94  0000247853 FL   12/09/94
          Alan Acceptance Corp/CFX Funding Inc.     94  0000222779 FL   11/01/94
          CFX Funding LLC                                   108977 NY   05/30/95
          Harbor Leasing  Assoc. II                 94  0000219837 FL   10/28/94
          Harbor Leasing  Assoc. II                 94  0000219837 FL   10/28/94
          Harbor Leasing  Assoc. II                 94  0000219837 FL   10/28/94
          Harbor Leasing  Assoc. II                 94  0000219837 FL   10/28/94
          Harbor Leasing  Assoc. II                 94  0000219837 FL   10/28/94
          Harbor Leasing  Assoc. II                 94  0000244646 FL   12/05/94
          Harbor Leasing  Assoc. II                 94  0000244646 FL   12/05/94
          Harbor Leasing  Assoc. II                 94  0000244646 FL   12/05/94
          Ecolab, Inc.                              94  0000207725 FL   10/11/94
          Ecolab, Inc.                              94  0000207727 FL   10/11/94
          Ecolab, Inc.                              94  0000222819 FL   11/02/94
          Ecolab, Inc.                              95  0000000400 FL   01/03/95
          Ecolab, Inc.                              95  0000087568 FL   05/01/95
          Ecolab, Inc.                              95  0000144422 FL   07/21/95
          Ecolab, Inc.                              95  0000248358 FL   12/12/95
          Ecolab, Inc.                              95  0000248166 FL   12/12/95
          Ecolab, Inc.                              95  0000258466 FL   12/27/95
          Shandrall Associates (Moorestown landlord)       1502717 NJ   03/25/93
          Sun Financial Group Inc                   91  0000273164 NY   12/30/91
          Sun Financial Group Inc                   92  0000000127 FL   01/02/92
          Sun Financial Group Inc                           003052 NY   01/06/92

                                                                 Filing  Filing
          Secured Party                                Filing #   State   Date
          -------------                             -------------- ---  --------
          Colonial Pacific Leasing Co               91  0000185061 FL   08/26/91
          Colonial Pacific Leasing Co               94  0000129991 FL   06/27/94
          Colonial Pacific Leasing Co               94  0000129983 FL   06/27/94
          Colonial Pacific Leasing Co                      1581528 NJ   07/14/94
          Colonial Pacific Leasing Co                      1583648 NJ   07/22/94
          Colonial Pacific Leasing Co               94  0000162530 FL   08/10/94
          Colonial Pacific Leasing Co                       171501 NY   08/22/94
          Colonial Pacific Leasing Co               94   000016527 FL   08/10/94
          First Concord Acceptance Corp             91  0000137524 FL   06/24/91
          First Concord Acceptance Corp             91  0000152891 FL   07/15/91
          First Concord Acceptance Corp             94  0000053021 FL   03/15/94
          First Concord Acceptance Corp                     053767 NY   03/21/94
          First Concord Acceptance Corp             94   000087992 FL   05/02/94
          First Concord Acceptance Corp             94   000087992 FL   05/02/94
          First Concord Acceptance Corp             94   000088087 FL   05/02/94
          First Concord Acceptance Corp             94   000088087 FL   05/02/94
          First Concord Acceptance Corp                      86830 NY   05/02/94
          First Concord Acceptance Corp                      86285 NY   05/02/94
          First Concord Acceptance Corp                   23191246 PA   06/06/94
          First Concord Acceptance Corp                   23191247 PA   06/06/94
          First Concord Acceptance Corp                   23191249 PA   06/06/94
          First Concord Acceptance Corp             94  0000116742 FL   06/08/94
          First Concord Acceptance Corp             94  0000116038 FL   06/08/94
          First Concord Acceptance Corp             94  0000116034 FL   06/08/94
          First Concord Acceptance Corp                    1575652 NJ   06/13/94
          First Concord Acceptance Corp             94  0000129807 FL   06/27/94
          First Concord Acceptance Corp             95  0000097454 FL   05/15/95
          Food Service Equipment Co PYA Monarch Inc         040235 NY   02/28/92
          City Gas Co of Florida                    91  0000211532 FL   10/01/91
          Westview Mall - Baltimore landlord             140768168 MD   03/15/94
          Industrial Leasing Corp                   91  0000064980 FL   03/25/91
		Industrial Leasing Corp/PLC
              Lease Receivables 1993-A Trust        93  0000112340 FL   05/28/93
          Ultra Funding / Execulease Corp.          90  0000068885 FL   01/19/90
          Ambassador Group Inc.                     92  0000087906 FL   05/04/92
          Walnut Equipment Leasing Co. Inc.         96  0000005281 FL   01/08/96
          Sysco Corp                                93   0419 7708 VA   04/19/93
          Sysco Corp                                      21851649 PA   04/19/93
          Sysco Corp                                        084480 NY   04/20/93
          Sysco Corp                                93  0000083337 FL   04/21/93
          Pitney Bowes Credit Corp                  91  0000217562 FL   10/10/91



                                                                 Filing  Filing
          Secured Party                                Filing #   State   Date
          -------------                             -------------- ---  --------
		FORMER STACEY'S BUFFET FRANCHISEE'S FILINGS
          -------------------------------------------
          Ecolab, Inc                                   961-019138 TN   06/27/96
          Ecolab, Inc                               95  0000086186 FL   05/01/95
          Ultra Funding                                 89  307969 FL   11/21/89
          Mid States Leasing Inc.                             9328 KY   07/31/91
          Mid States Leasing Inc.                             9328 KY   07/31/91
          Bar Way Industies                         91  0000253561 FL   12/02/91
          Bar Way Industies                         91  0000253561 FL   12/02/91
          Barway Automatic Beverage                 94  0000254492 FL   12/19/94


          APPEARS TO BE ANOTHER ENTITY NAMED HOMESTYLE BUFFET, INC.
          ---------------------------------------------------------
          Hoffman Heights Shopping Center Ltd.         92  2078107 CO   10/29/92
          Young Electric Sign Company                  92  2088837 CO   12/14/92
          Nobel/Sysco Foods Services Co.               93  2009191 CO   02/03/93
          Employment Development Department            95 01160852 CA   12/27/94
          Board of  Equalization                       95 22960686 CA   08/16/95
          Employment Development Department            95 25060597 CA   09/01/95
